[FOLEY]		Exhibit 5.1
FOLEY & LARDNER LLP ATTORNEYS AT LAW
777 EAST WISCONSIN AVENUE, SUITE 3800 MILWAUKEE, WISCONSIN 53202-5306 414.271.2400 TEL 414.297.4900 FAX www.foley.com
	April 28, 2004	CLIENT/MATTER NUMBER 061300-0101

Oshkosh Truck Corporation
2307 Oregon Street
P.O. Box 2566
Oshkosh, Wisconsin 54903-2566

Ladies and Gentlemen:

        We have acted as counsel for Oshkosh Truck Corporation, a Wisconsin corporation (the “Company”), in conjunction with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to 2,200,000 shares of the Company’s common stock, $.01 par value (the “Common Stock”), and related Preferred Share Purchase Rights (the “Rights”), which may be issued pursuant to the Oshkosh Truck Corporation 2004 Incentive Stock and Awards Plan (the “Plan”). The terms of the Rights are as set forth in that certain Rights Agreement, dated as of February 1, 1999, by and between the Company and Computershare Investor Services, LLC, successor, as amended (the “Rights Agreement”).

        As such counsel, we have examined: (i) the Plan; (ii) the Registration Statement; (iii) the Rights Agreement; (iv) the Company’s Restated Articles of Incorporation and By-Laws, as amended to date; (v) resolutions of the Company’s Board of Directors relating to the Plan; and (vi) such other documents and records as we have deemed necessary to enable us to render this opinion.

        Based upon the foregoing, we are of the opinion that:

        1.      The Company is a corporation validly existing under the laws of the State of Wisconsin.

        2.      The shares of Common Stock, when issued by the Company pursuant to the terms and conditions of the Plan and as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable and no personal liability will attach to the ownership thereof, except with respect to wage claims of employees of the Company for services performed not to exceed six (6) months service in any one case, as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law.

BRUSSELS CHICAGO DENVER	DETROIT JACKSONVILLE LOS ANGELES MADISON	MILWAUKEE ORLANDO SACRAMENTO	SAN DIEGO SAN DIEGO/DEL MAR SAN FRANCISCO TALLAHASSEE	TAMPA WASHINGTON, D.C. WEST PALM BEACH

[FOLEY]
Oshkosh Truck Corporation
April 28, 2004

        We consent to the use of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours, /s/ Foley & Lardner